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                                                                    EXHIBIT 23.4


The Board of Directors
Girard Savings Bank:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

The Savings Bank changed its method of accounting for income taxes in 1993 to adopt the provisions of Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

                                        /s/ KPMG Peat Marwick LLP
                                            KPMG Peat Marwick LLP



San Diego, California
October 30, 1996